                                                                   EXHIBIT 10.19


                                LEASE AGREEMENT

          THIS LEASE AGREEMENT (this "Lease") made and entered into this 7th day of February, 1995 (the "Effective Date"), by and between MELVILLE BIOLOGICS, INC., a Delaware corporation ("Lessor"), and MILES INC., an Indiana corporation ("Lessee").

                                    RECITALS

          A. Lessor and Lessee have entered into an Agreement for Custom Processing of even date herewith (the "Processing Agreement") pursuant to which Lessor has agreed to fractionate certain quantities of Miles Input (as defined in the "Processing Agreement") (the "Processing and Fractionation Operation") at the Demised Premises (as hereinafter defined).

          B. The Processing Agreement provides for an initial term ending (i) if the Start-Up Period (as defined in the Processing Agreement) has been initiated before December 31, 1995, on December 31, 1997, or (ii) if the Start-Up Period has been initiated after December 31, 1995, on the second anniversary of the date of commencement of the Start-Up Period, or June 30, 1998, whichever is earlier; one renewal term of one year; and an additional renewal term of one year.

          C. Lessee has agreed to guarantee to PNC Bank, N.A. (the "Bank") the prompt payment of certain amounts in connection with financing provided by the Bank to Lessor to be used in the Processing and Fractionation Operation and in the MBI General Operations (as defined in the Reimbursement Agreement referred to below).

          D. Lessor and Lessee have entered into a Reimbursement and Security Agreement of even date herewith (the "Reimbursement Agreement") pursuant to which Lessor has agreed to reimburse Lessee for any amount paid or incurred by Lessee under its guaranty.

          E. In order to secure Lessor's obligations to Lessee under the Reimbursement Agreement, Lessor has granted to Lessee a security interest in certain collateral used in the Processing and Fractionation Operation and a mortgage of even date herewith (the "Mortgage") on the Subject Property (as hereinafter defined). (The Reimbursement Agreement, the Mortgage and all other documents relating to Lessor's obligations to Lessee in respect of Lessee's guaranty are hereinafter collectively referred to as the "Loan Documents").

          F. Lessor and Lessee have entered into this Lease in order to ensure continuation of the Processing and Fractionation Operation at the Demised Premises in accordance with the terms and conditions of the Processing Agreement (including those related to a Miles Takeover (as defined in the Processing Agreement)) and to serve as additional security for Lessor's obligations under the Reimbursement Agreement and the Processing Agreement.

          G. In order to facilitate performance by Lessor of its obligations under the Processing Agreement to operate the Processing and Fractionation Operation. Lessee has granted to Lessor a sublease of the Demised Premises pursuant to a Sublease Agreement of even date herewith (the "Sublease").

          NOW, THEREFORE, it is hereby agreed as follows:

          1.  Demise of Premises.  For and in consideration of the covenants,
              ------------------
conditions and agreements hereinafter contained, Lessor does hereby demise and lease to Lessee, and Lessee does hereby accept and take from Lessor, (i) a building containing approximately 89,600 square feet of space (the "Building") but not including the area indicated on Exhibit 1 attached hereto as the "Lessor
-----------------
Retained Area", (ii) all mechanical, electrical, lighting, plumbing, sewage, refrigeration and HVAC systems and other fixtures attached thereto, except those that service exclusively the Lessor Retained Area (the "Fixtures"), (iii) all equipment used or to be used in the Processing and Fractionation Operation (the "Equipment") and (iv) the real property (the "Real Property") on which the Building is located at 155 Duryea Road, Melville, Suffolk County, New York and more particularly described on Exhibit 2 attached hereto (the Building (other than the Lessor Retained Area), the Fixtures, the Equipment and the Real Property are collectively referred to as the demised Premises" and the Building (including the Lessor Retained Area), the Fixtures, the Equipment and the Real Property are collectively referred to as the "Subject Property").

          2.  Right to Use Common Areas.  So long as Lessor is performing its
              -------------------------
obligations under this Lease in all material respects, Lessor shall have (i) at all times the right to use the areas included in the Demised Premises and indicated on Exhibit 1 as the "Common Areas" in order (x) to conduct its businesses other than the Processing and Fractionation Operation, (y) to fulfill its obligations under this Lease and (z) so long as no Miles Takeover has occurred, to conduct the Processing and Fractionation Operation and fulfill its obligations under the Processing Agreement and (ii) at the times set forth on
Exhibit 3 (or such other times as Lessor and Lessee may mutually agree), the right to use the Equipment listed on Exhibit 3. In the event of a termination of the Sublease as the result of a Miles Takeover, Lessor and Lessee will cooperate to allocate use of the Common Areas in a reasonable manner so as to permit each party to operate its business on the Subject Property and to perform its obligations under this Lease.

          3.  Term.  The term of this Lease (the "Lease Term") shall commence on
              ----
the Effective Date and shall end upon the expiration or earlier termination of the Term of the Processing Agreement (as defined therein). It is expressly agreed that the Lease Term shall include the period of any Miles Takeover under the Processing Agreement.

          4.  Use of Premises.  Lessee shall use and occupy the Demised Premises
              ---------------
for the conduct of the Processing and Fractionation Operation, and for no other purpose, except to the extent that Lessee may elect to perform Lessor's obligations under this Lease pursuant to Section 13a hereof.

          5.  Rental.  The rental under this Lease shall be one dollar per
              ------
annum, plus the payments to be made by Lessee to Lessor under the Processing Agreement, which together shall constitute the sole rental payments under this Lease, and no other rental payments shall be required.

          6.  Expenses.
              --------

               a. Except as specifically set forth elsewhere in this Lease, Lessor shall be responsible for each and every expense associated with the Subject Property, including, without limitation, those hereinafter enumerated.

               b. Lessor shall pay, before any fine, penalty, interest or cost attaches thereto, all municipal, school and county taxes and assessments, general or special, levied and assessed against the Subject Property; provided, however, that if by law any such taxes, assessments or other charges may be paid in installments (whether or not interest shall accrue on the unpaid balance thereof), Lessor may pay the same in installments (together with accrued interest on the unpaid balance thereof as the same respectively become due, before any fine, penalty or cost attaches thereto. Nothing in this Section 6b shall require the payment or discharge of any tax or assessment so long as Lessor shall, after complying with each of the following conditions, in good faith and at its own expense, contest the same or the validity thereof by appropriate legal proceedings diligently pursued. Before commencing any such proceedings, Lessor shall: (i) notify Lessee in writing of its intent to do so;
(ii) ascertain that such proceedings will operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Demised Premises or any part thereof to satisfy the same; and (iii) provide security reasonably to Lessee assuring the discharge of Lessor's obligation under this
Section 6b and of any additional interest, charge, penalty or expense arising from or incurred as a result of such contest. Notwithstanding the foregoing, if at any time payment of any tax or assessment shall become necessary to prevent a lien foreclosure sale of the Demised Premises or any portion thereof because of nonpayment of such tax or assessment, then Lessor shall pay the same in sufficient time to prevent the foreclosure sale.

               c. Lessor shall arrange for and pay as and when due and payable all charges for the provision of HVAC, refrigeration, fuel, gas, electricity, water, sewerage, telephone, rubbish removal, security services and any and all other utility services to the Subject Property.

               d. Lessor shall obtain and keep in force during the Lease Term all risk property insurance covering fire and extended coverage, vandalism and malicious mischief, sprinkler leakage and all other perils of direct physical loss or damage (which other perils of direct physical loss or damage would be generally insured against by prudent property owners operating industrial facilities of a similar type to, and located in the general area of, the Subject Property) insuring the Building, the Fixtures and the Equipment for the full replacement value thereof; general liability insurance as set forth in the Processing Agreement; worker's compensation insurance; and such other insurance, all in such amounts and upon such other terms, as is generally maintained by prudent property owners operating industrial facilities of a similar type to, and located in the general area of, the Subject Property. Each policy for property or liability insurance will show Lessee as an additional insured as its interest may appear and will require that the insurer agree to give Lessee at least 15 days notice prior to the cancellation, reduction or termination of any such policy. Lessor, upon request, shall furnish Lessee certificates of all such insurance.

          7.  No Assignment.  Lessee shall not assign this Lease, sublet the
              -------------
Demised Premises or any part thereof or mortgage its interest therein without the prior written consent of Lessor; provided, that Lessee may assign this Lease without Lessor's consent to any person or entity to whom Lessee is entitled to assign its rights and obligations under the Processing Agreement.

          8.  Compliance with Laws.
              --------------------

               a. Lessee shall perform, fully obey and comply with all the ordinances, rules, regulations and laws of all public authorities relating to the use and occupancy of the Demised Premises and the cleanliness, safety or operation thereof, and Lessee shall not use or occupy, or suffer or permit any person or body to use or occupy the Demised Premises, or any part thereof, for any purpose or use in violation of any law, statute or ordinance, whether federal, state or municipal, during the Lease Term; provided, however, that these covenants will not be deemed to have been breached if any failure to so comply would not have a material adverse effect on the Demised Premises or the Processing and Fractionation Operation.

               b. Lessor shall perform, fully obey and comply with all the ordinances, rules, regulations and laws of all public authorities relating to the use and occupancy of the Subject Property and the cleanliness, safety or operation thereof, and Lessor shall not use or occupy, or suffer or permit any person or body to use or occupy the Subject Property, or any part thereof, for any purpose or use in violation of any law, statute or ordinance, whether federal, state or municipal, during the Lease Term; provided, however, that these covenants will not be deemed to have been breached if any failure to so comply would not have a material adverse effect on the Demised Premises or the Processing and Fractionation Operation.

          9.  Environmental Matters.
              ---------------------

               a.  For purposes of this Lease:

                    (i) The term "Environmental Laws" means any and all federal, state or local laws, statutes, rules, regulations, ordinances, interstate compacts or judicial or administrative decrees, orders, decisions or permits relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or Hazardous Substances into the environment (including, without limitation, ambient air, surface water, ground water or subsurface strata); or otherwise relating to the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of such pollutants, contaminants or Hazardous Substances.

                    (ii) The term "Hazardous Substances means any and all elements, compounds, chemical mixtures, contaminants, pollutants or other substances identified as "Hazardous Substances," "Hazardous Wastes," "Pollutants" or "Contaminants" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq.; or regulated under Article 13, Title XIII of the New York Public Health Law or Article 27, Title 15 of the New York Environmental Conservation Law or any comparable or similar New York state or local statutes, laws, rules or regulations; and any used or unused petroleum products.

               b.  Lessor shall:

                    (i) Not cause or permit any Hazardous Substance to be placed, held, located, released, spilled, transported or disposed of on, under, at or from the Subject Property or any real estate contiguous thereto in contravention of any Environmental Law;

                    (ii) Contain at, remove from the Subject Property or perform any other remedial action regarding the Hazardous Substance (except for any Hazardous Substance to the extent present as the result of the negligence or willful misconduct of Lessee, its officers, employees or agents), at Lessor's sole cost and expense, if, as and when such containment, removal or other remedial action is required under any Environmental Law and perform any containment, removal or remediation of any kind of any Hazardous Substance in compliance with all Environmental Laws;

                    (iii) Not permit any subtenant or occupant of the Subject Property to engage in any activity that could result in any liability, cost or expense to any such subtenant or occupant, Lessee, Lessor or any other owner of the Subject Property or any portion thereof or the creation of a lien on the Subject Property or any portion thereof under any Environmental Law;

                    (iv) Provide Lessee with written notice (and a copy as may be applicable) of any of the following within ten days thereof: (a) Lessor's obtaining actual knowledge or notice of any kind of the presence, or any actual or threatened release, of any Hazardous Substance on, under. at or from the Subject Property not authorized or permitted under Environmental Laws; (b) Lessor's receipt or submission. or Lessor's obtaining actual knowledge or notice of any kind, of any report, citation, notice or other communication from or to any federal, state or local government or quasigovernmental authority regarding any Hazardous Substance in any way materially adversely affecting the Subject Property; or (c) Lessor's obtaining actual knowledge or notice of any kind of the incurrence of any cost or expense by any federal, state or local governmental or quasigovernmental authority or any private party in connection with the assessment, monitoring, containment, removal or remediation of any kind of any Hazardous Substance on, under, at or from the Subject Property, or of the recording of any lien on the Subject Property in connection with any such action or Hazardous Substance on, under or at the Subject Property; and

                    (v) Indemnify, defend and hold Lessee and its officers, employees and agents harmless from any claims, judgments, damages, fines, penalties, costs, liabilities (including sums paid in settlement of claims) or loss (including reasonable attorneys' fees, consultants' fees, experts' fees and costs incurred, in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision) which arise during or after the Lease Term (a) in connection with the presence or suspected presence of Hazardous Substances in the soil, groundwater, or soil vapor on or under the Subject Property, except to the extent that such toxic or Hazardous Substances are present as the result of the negligence or willful misconduct of Lessee, its officers, employees or agents, or (b) from Lessor's failure to comply with this Section 9.

               c. In the event that the Sublease is terminated as the result of a Miles Takeover, Lessee shall:

                    (i) Not cause or permit any Hazardous Substance to be placed, held, located, released, spilled, transported or disposed of on, under, at or from the Subject Property or on any real estate contiguous thereto in contravention of any Environmental Law;

                    (ii) Contain or remove and perform any other remedial action regarding, any Hazardous Substance placed, released, spilled or disposed of on, under, at or from the Subject Property by such Lessee or its contractors, agents employees, officers or directors, if, as and when: (1) such containment, removal or other action is required under any Environmental Law and perform any containment, removal or remediation of any kind of any Hazardous Substance in compliance with all Environmental Laws; or (2) such containment, removal or other action, if not required under any Environmental Laws and the total cost of which would exceed Five Thousand Dollars ($5,000) for any individual containment, removal or other action or the aggregate of all such containment, removal or other action at any one time, is requested by Lessor and perform any containment, removal or remediation of any kind of any Hazardous Substance in compliance with all Environmental Laws. Any containment, removal or other action required or requested under this paragraph shall be completed prior to the expiration of the Lease term or if it cannot reasonably be completed within the Lease term, such containment removal or other action shall be completed as expeditiously as practicable;

                    (iii) Not permit any subtenant or occupant of the Subject Property to engage in any activity that could result in any liability, cost or expense to any such subtenant or occupant, Lessee, Lessor or any other owner of the Subject Property or any portion thereof or the creation of a lien on the Subject Property or any portion thereof under any Environmental Law; and

                    (iv) Indemnify, defend and hold Lessor and its officers, employees and agents harmless from any claims, judgments, damages, fines, penalties, costs, liabilities (including sums paid in settlement of claims) or loss including reasonable attorneys' fees, consultants' fees and experts' fees which arise during or after the Lease Term as the result of Lessee's failure to comply with this
          Section 9.

          10. Maintenance and Repairs.  Lessor shall make and pay for all
              -----------------------
maintenance and repairs, structural or otherwise, to the Subject Property (including the Demised Premises); provided, however, that Lessee shall pay for all such maintenance and repairs caused by the negligence or willful misconduct of Lessee, its officers, employees or agents.

          11. Termination: Rejection by Lessor.
              --------------------------------

               a. This Lease may not be terminated by either party, except that this Lease automatically terminates (i) at the end of the Term (as defined in the Processing Agreement) or (ii) on the date on which the Processing Agreement terminates as the result of a rightful termination of the Processing Agreement by either party pursuant to its terms. In no event will Lessee be obligated to make any payments to Lessor as a result of rightful termination of the Processing Agreement and this Lease by Lessor other than the payments if any, called for by the Processing agreement.

               b. In the event Lessor or any successor to Lessor, including without limitation any trustee appointed or elected under any provision of the United States Bankruptcy Code, 11 U.S.C. Section 101 et. sag. (the "Code"),
                                                     --  ---
rejects this Lease under Section 365 of the Code, Lessee shall, in its sole and absolute discretion, be entitled to (i) treat this Lease as terminated by virtue of a breach of this Lease by Lessor or (ii) retain all of its rights under this Lease, whether expressly set forth herein or in the Processing Agreement, all of which rights are hereby acknowledged and stipulated to be appurtenant to the Demised Premises, for the balance of the Lease Term including any renewals or extensions thereof; provided, that in the event Lessee elects to retain its rights under this Section 11(b)(ii), any rejection of the Processing Agreement shall not result in an early termination of the Lease Term and Lessee shall retain all rights to effect a Miles Takeover (as defined in the Processing Agreement) under the terms and provisions of this Lease for the full Lease Term.

          12. Quiet Enjoyment.  Lessor covenants that, if Lessee shall
              ---------------
faithfully and fully discharge obligations set forth herein, Lessee shall have and enjoy, during the Lease Term, the quiet and undisturbed possession of the Demised Premises.

          13. Non-Performance.
              ---------------

               a. If Lessor shall be in default in the performance of any of its material obligations hereunder, Lessee may, but is not obligated to, after ten days' written notice to Lessor or such shorter notice as may be appropriate in an emergency situation, perform the same for the account of Lessor, and the cost thereof shall be deducted and recouped from amounts otherwise payable by Lessee to Lessor as rent hereunder and as payments under the Processing Agreement. Lessor shall promptly reimburse Lessee for any costs incurred by Lessee under this Section 13a which exceed such amounts otherwise payable by Lessee to Lessor.

               b. If Lessee shall be in default in the performance of any of its material obligations hereunder, Lessor may, but is not obligated to, after ten days' written notice to Lessee or such shorter notice as may be appropriate in an emergency situation, perform the same for the account of Lessee. Lessee shall promptly reimburse Lessor for any costs incurred by Lessor under this
Section 13b.

          14. Termination of Sublease.  In the event that the Sublease
              -----------------------
terminates as the result of a Miles Takeover under the Processing Agreement, Lessor and Lessee specifically agree that, as part of the rights granted to Lessee under this Lease, Lessee has the rights with respect to a Miles Takeover set forth in the Processing Agreement.

          15. Indemnification.
              ---------------

               a. Lessor hereby indemnifies and holds Lessee harmless from and against any and all claims, demands, liabilities and expenses, including reasonable attorneys' fees, arising from Lessor's use of the Subject Property or from any act permitted, or any omission to act, in or about the Subject Property by Lessor or its agents, employees or contractors, or from any breach or default by Lessor of this Lease, except to the extent caused by Lessee's negligence or willful misconduct. In the event any action or proceeding shall be brought against Lessee by reason of any such claim, Lessor shall defend the same at Lessor's expense by counsel reasonably satisfactory to Lessee.

               b. In the event that the Sublease is terminated as the result of a Miles Takeover, Lessee hereby indemnifies and holds Lessor harmless from and against any and all claims, demands, liabilities and expenses, including reasonable attorneys' fees, arising from Lessee's use of the Subject Property or from any act permitted, or any omission to act, in or about the Subject Property by Lessee or its agents, employees or contractors, or from any breach or default by Lessee of this Lease, except to the extent caused by Lessor's negligence or willful misconduct. In the event any action or proceeding shall be brought against Lessor by reason of any such claim, Lessee shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor.

          16. Mortgagees: Subordination and Non-Disturbance.
              ---------------------------------------------

               a. Lessor shall require any party with whom Lessor executes a mortgage on the Building or Land, and any landlord of a ground lease on the Land, during the Lease Term, including all renewals and extensions, to recognize and affirm this Lease and to agree to waive any right such party may have as mortgagee or ground lessor to terminate this Lease in the event of foreclosure except as specifically provided in Section 11. Lessor shall require any and all such mortgagees and ground lessors to execute and deliver to Lessee an agreement to such effect. In the event such mortgagee or ground lessor or any affiliate or nominee thereof (in any case, "Mortgagee") shall succeed to the interest of Lessor in the Building or the Land, or shall acquire the right to possession of the Building or the Land, such Mortgagee shall not be (i) liable for any act or omission of the party named above as Lessor under this Lease or (ii) liable for the performance of Lessor's covenants hereunder which arise and accrue prior to such Mortgagee succeeding to the interest of Lessor hereunder or acquiring possession.

               b. If and at such time as Lessee agrees under the Reimbursement Agreement to subordinate the Mortgage in whole or in part to a subsequent mortgage granted by Lessor encumbering the Building or the Land, this Lease shall be subordinate to such subsequent mortgagee and Lessee agrees to execute and deliver any instruments which may be required to effect further such subordination and to effect Lessee's attornment to the Mortgagee thereof, but
                                                                          ---
only if the Mortgagee thereof executes a written non-disturbance agreement in
-------
form reasonably acceptable to Lessee which shall provide that Mortgagee shall recognize this Lease, and in the event of any default under such mortgage or any foreclosure action, forced sale, or other proceeding in connection therewith, the rights of Lessee under this Lease and Lessee's possession of the Demised Premises shall not be disturbed, Lessee shall not be named as a defendant in any such proceedings, and in the event the holder of such mortgage becomes owner of the Building or the Land, such holder shall accept Lessee as tenant under this Lease.

          17. Recordation.  The parties shall join in the execution of a
              -----------
memorandum of lease in the form attached hereto as Exhibit 4 for the purpose of recordation of this Lease. Any recording costs shall be borne by Lessor.

          18. Alterations and Repairs.  So long as the Sublease is in effect,
              -----------------------
Lessee shall not, without the prior written consent of Lessor, make any alteration, modification, addition or repair to the Demised Premises except to the extent necessary in connection with Lessee's fulfillment of Lessor's obligations under this Lease under the circumstances set forth in Section 13a. If the Sublease is terminated as the result of a Miles Takeover, Lessee may make such alterations, modifications, additions and repairs to the Demised Premises as it may deem necessary or appropriate to perform the Processing and Fractionation Operation as set forth in the Processing Agreement; provided, however, that Lessee shall not, without the prior written consent of Lessor, (i) make any structural alteration, modification or addition to the Demised Premises, (ii) make any alteration, modification, addition or repair to the Common Areas except to the extent necessary in connection with Lessees fulfillment of Lessor's obligations under this Lease under the circumstances set forth in Section 13a or (iii) make any alteration, modification, addition or repair to the Demised Premises or the Common Areas which might violate any of the terms of Lessor's product licenses and/or establishment license.

          19. Condition of Leased Premises.  Lessor leases, and Lessee accepts,
              ----------------------------
the Demised Premises in its "as is" condition when delivered by Lessor to Lessee. During the Lease Term Lessor shall keep the Demised Premises, or cause them to be kept, in good condition and order and in a tenantable state of repair and will make or cause to be made, as and when necessary, all repairs, renewals and replacements, structural and nonstructural, exterior and interior, foreseen and unforeseen, ordinary and extraordinary; provided, however, that Lessee shall pay for all such maintenance, repairs, renewals and replacements caused by the negligence or willful misconduct of Lessee, its officers, employees or agents.

          20. Estoppel.  Either party shall, at any time and from time to time,
              --------
upon written request from the other party, execute, acknowledge and deliver to the other party a written statement certifying that this Lease is in full force and effect and unmodified (or if modified, stating the nature of such modification) and certifying that there are not, to such party's knowledge, any defaults on the part of the other party hereunder, or specifying such defaults if any are claimed. Failure of the party receiving such request to deliver such statement within 15 days of receipt thereof shall be conclusive upon the party receiving such request that this Lease is in full force and effect and unmodified, and that there are no defaults in the other party's performance hereunder.

          21. Notices.  All notices required or desired to be given hereunder
              -------
shall be in writing and shall for the purpose of this Lease be deemed to have been duly given:

               a. To Lessor, if a copy thereof is hand delivered, mailed by registered or certified mail, postage prepaid, or delivered by reputable courier service, addressed to Lessor at 155 Duryea Road, Melville, New York 11747,
Attention: Thomas R. Ostermueller, President and Chief Executive Officer, or to such other address as Lessor may from time to time designate in writing to Lessee.

               b. To Lessee, if a copy thereof is hand delivered, mailed by registered or certified mail, postage prepaid, or delivered by reputable courier service, addressed to Lessee at Miles Inc., One Mellon Center, 53rd Floor, 500 Grant Street, Pittsburgh, Pennsylvania 15219-2507, Attention: Mr. Jon R. Wyne, Senior Vice President and Treasurer, and Mr. Roger W. Heins, with a copy to: Law Department, Pharmaceutical Division, Miles Inc., 400 Morgan Lane, West Haven, Connecticut 06516 or to such other address as Lessee may from time to time designate in writing to Lessor.

          All notices shall be served by hand delivery or by prepaid registered or certified mail or courier service and shall be effective on the date of delivery if they are hand-delivered or delivered by courier service or three days after posting if mailed.

          22. Successors and Assigns.  The covenants, agreements and conditions
              ----------------------
contained in this Lease shall run with the Demised Premises and shall be binding upon and inure to the benefit of the parties hereto and any person to whom such party's rights and obligations under the Processing Agreement may be assigned in accordance with the terms thereof.

          23. Entire Agreement. This Lease, the Sublease, the Processing
              ----------------
Agreement and the Loan Documents and the exhibits and schedules to each such document (including without limitation the Reimbursement Agreement and the Mortgage) constitute one single agreement between Lessor and Lessee, although they have been executed as separate documents for convenience and ease of reference, and together with such documents constitute the complete and entire agreement between the parties hereto with respect to the transactions contemplated herein and supersede all previous written or oral negotiations, commitments, memoranda, understandings and any prior agreement between Lessor and Lessee or their parents, subsidiaries or affiliated entities concerning the subject matter hereof. This Lease may not be amended, modified, released, surrendered or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, their successors or assigns.

          24. Captions. The captions of the sections of this Lease are used
              --------
solely for convenience of reference and shall not control or affect the meaning or interpretation of any provision.

          25. Waiver of Breach.  The waiver of any breach of any term, covenant
              ----------------
or condition herein contained must be in writing and shall not be deemed to be a waiver of any subsequent breach of the same or of any other term covenant or condition herein contained

          26. Separation of Premises.  If Lessor is able and desires in its
              ----------------------
sole and absolute discretion to do so, Lessor may separate, as a condominium or otherwise, the premises on which the Processing and Fractionation Operation is solely conducted (the "Fractionation Premises") from the property which Lessor uses to conduct the MBI General Operations (the "Melville Premises"). Upon completion of such separation in accordance with documentation in form and substance reasonably satisfactory to Lessee and in compliance with all applicable laws, this Lease and the Sublease will be appropriately amended to provide that the premises leased to Lessee, and then subleased to Lessor, will consist of the separate Fractionation Premises and the Equipment and that Lessee will have the right to use areas common to the Fractionation Premises and the Melville Premises as if Lessee were the owner of the Fractionation Premises; provided, that Lessor and Lessee will each be entitled to utilize the Equipment set forth on Exhibit 3 at the times set forth on Exhibit 3.

          27. Counterparts.  This Lease may be executed in several
              ------------
counterparts, each of which will be deemed to be an original, and in each case such counterparts together will constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound have executed this Lease on the day and year first above written.

                                 MELVILLE BIOLOGICS, INC.



                                 By: /s/ Thomas R. Ostermueller
                                    --------------------------------
                                    President & CEO



                                 MILES INC.



                                 By: /s/ Jon Wyne
                                    --------------------------------
                                     Sr. Vice. President & Treasurer

                                   Exhibit 1


Key:

Blue = Lessor Retained Area
Green = Common Areas

                           [FLOOR PLAN APPEARS HERE]

                           [FLOOR PLAN APPEARS HERE]

             [MECHANICAL EQUIPMENT ROOM FLOOR PLAN APPEARS HERE]

          ALL that certain plot, piece or parcel of land, situate, lying and being at Melville, in the Town of Huntington, County of Suffolk and State of New York, bounded and described as follows:

          BEGINNING at a point on the new Northerly side of Duryea Road, distant
783.40 feet, Easterly as measured along said Northerly side of Duryea Road, from the Southeasterly end of a connecting line, having a length of 52.23 feet, connecting the said Northerly side of Duryea Road and the Easterly side of New York State Route 110; said point of beginning also being where the Southeast corner of the land now or formerly of Duryea intersects the said Northerly side of Duryea Road;

          RUNNING THENCE North 4 degrees 54 minutes 38 seconds East, 1047.70 feet, to the land now or formerly of Abramoske;

          THENCE along said last mentioned land the following two courses and distances:

          1.   South 85 degrees 14 minutes 32 seconds East, 132.22 feet;
          2. South 84 degrees 32 minutes 47 seconds East, 321.30 feet, to land now or formerly of Brand;

          THENCE along said last mentioned land, the following two courses and distances:

          1.   South 5 degrees 38 minutes 21 seconds West, 280.65 feet;

          2. South 4 degrees 54 minutes 38 seconds West, 772.18 feet, to the new Northerly side of Duryea Road;

          THENCE along said Duryea Road, North 84 degrees 5 minutes 47 seconds West, 450.00 feet, to the point or place of BEGINNING.



                                   EXHIBIT 2

                               MELVILLE BIOLOGICS

                        LIST OF COMMONLY USED EQUIPMENT
                        -------------------------------

[A]  ROOM 113 -- CRACKING ROOM *

     1) INLET CONVEYOR

     2) LIQUID NITROGEN (N\\2\\) DIPPING CONVEYOR

     3) SHUCKING (PLASTIC REMOVAL TABLE)

[B]  ROOM 112 -- POOLING ROOM *

     1) TWO (2) POOLING THAW TANKS


[C] ROOM 111

     1) PARTS WASHER (SCHLUTER) TANK

NOTE:
* THIS EQUIPMENT TO BE PURCHASED IN THE NEAR FUTURE


This equipment will be used two days per week for the Processing and Fractionation Operation and five days per week for the MBI General Operations.

                               EXHIBIT 3

                              MEMORANDUM OF LEASE


     Pursuant to (S) 291-c of New York Real Property Law, the parties hereby file this Memorandum of Lease as follows:

     1. The name and address of the LANDLORD in the Lease Agreement is as follows: MELVILLE BIOLOGICS, INC., 155 Duryea Road, Melville, NY 11747.

     2. The name and address of the TENANT in the Lease Agreement is as follows: MILES INC., One Mellon Center, 53rd Floor, 500 Grant Street, Pittsburgh. PA 15219-2507.

     3.   The Lease Agreement is dated ______________ __ , 1995.

     4. The Demised Premises consists of (a) a building located at 155 Duryea Road, Melville, Suffolk County, New York (the "Building"), but not including the area indicated on Exhibit A attached hereto as the "Lessor Retained Area," (b) all mechanical, electrical, lighting, plumbing, sewerage, refrigeration and HVAC systems and other fixtures attached thereto except those that service exclusively the Lessor Retained Area, (c) all equipment used or to be used in the Processing and Fractionation Operation (as that phrase is defined in the Lease Agreement), and (d) the real property on which the Building is located, more particularly described on the attached Exhibit B.

                                 EXHIBIT 4

     5. The term of the Lease Agreement commences as of the date hereof and terminates at the end of the term of the Agreement for Custom Processing between Landlord and Tenant and dated of even date herewith, which shall be no later than June 30, 1998; provided, however, that the term shall be automatically extended for one (1) additional year (the "Automatic Renewal Period") unless Tenant gives Landlord written notice on or before July 1, 1996 of cancellation of the Automatic Renewal Period. If the term is extended to include the Automatic Renewal Period, the term will be extended up to one (1) additional year, unless either party notifies the other no later than July 1, 1997 that the term will not be extended.

     6. This Memorandum of Lease may be executed in several counterparts, each of which will be deemed to be an original, and in each case such counterparts together will constitute but one and the same instrument.



     IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease as of the __________________day _______________of , 1995.



                                         LANDLORD:
                                         MELVILLE BIOLOGICS, INC.



                                         By:________________________
                                         Title:



                                         TENANT:

                                         MILES INC.



                                         By:________________________
                                         Title:


                                   EXHIBIT 4

                                 ACKNOWLEDGMENT

STATE OF_____________________)
                             ) SS:
COUNTY OF____________________)


          On this, the ______day of_____________ , 1995, before me, a Notary Public, personally appeared , to me known, who, being by me personally sworn, did depose and say that s(he) resides at __________________________that (s)he is the _________________ of Melville Biologics, Inc., a Delaware corporation, the corporation described in and which executed the foregoing instrument by authority of the Board of Directors of said corporation and that (s)he signed
(his)(her) name thereto by like authority.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year first above written.


                                 _______________________________________
                                 Notary Public
                                 My Commission Expires:

                                   EXHIBIT 4

                                ACKNOWLEDGMENT



STATE OF_____________________)
                             ) SS:
COUNTY OF____________________)


          On this, the _____ day of_____________ , 1995, before me, a Notary Public, personally appeared___________________, to me known, who, being by me personally sworn, did depose and say that s(he) resides at____________________ , that (s)he is the __________________ of Miles Inc., an Indiana corporation, the corporation described in and which executed the foregoing instrument by authority of the Board of Directors of said corporation, and that (s)he signed
(his)(her) name thereto by like authority.


          IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year first above written.



                                 ______________________________________
                                 Notary Public


                                 My Commission Expires:


                                   EXHIBIT 4

                               [Insert drawing.]


                                   EXHIBIT A

          ALL that certain plot, piece or parcel of land, situate, lying and being at Melville, in the Town of Huntington, County of Suffolk and State of New York, bounded and described as follows:

          BEGINNING at a point on the new Northerly side of Duryea Road, distant
783.40 feet, Easterly as measured along said Northerly side of Duryea Road, from the Southeasterly end of a connecting line, having a length of 52.23 feet, connecting the said Northerly side of Duryea Road and the Easterly side of New York State Route 110: said point of beginning also being where the Southeast corner of the land now or formerly of Duryea intersects the said Northerly side of Duryea Road;

          RUNNING THENCE North 4 degrees 54 minutes 38 seconds East, 1047.70 feet, to the land now or formerly of Abramoske;

          THENCE along said last, mentioned land the following two courses and distances:

     1.   South 85 degrees 14 minutes 32 seconds East, 132.22 feet;
     2. South 84 degrees 32 minutes 47 seconds East, 321.30 feet, to land now or formerly of Brand;

     THENCE along said last mentioned land, the following two courses and distances:

     1.   South 5 degrees 38 minutes 21 seconds West, 280.65 feet;
     2. South 4 degrees 54 minutes 38 seconds West, 772.18 feet, to the new Northerly side of Duryea Road;

     THENCE along said Duryea Road, North 84 degrees 5 minutes 47 seconds West,
450.00 feet, to the point or place of BEGINNING.



                                   EXHIBIT B